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                                                                    EXHIBIT 4.8



                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
            AND RIGHTS OF JUNIOR PARTICIPATING CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK

                                       of

                                 WRC MEDIA INC.


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


         We, the undersigned, Robert S. Lynch, Treasurer, and Charles L. Laurey, Secretary, of WRC Media Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors of the Corporation duly adopted the following resolution:


         RESOLVED, that, pursuant to Article IV of the Certificate of Incorporation (which authorizes 20,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which 3,000,000 shares of Preferred Stock are currently issued and outstanding), the Board of Directors of the Corporation hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.


         RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:


         (1) Number and Designation. 750,000 shares of the Preferred Stock of the Corporation shall be designated as Junior Participating Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Junior Preferred Stock").


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         (2) Rank. The Junior Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (i) junior to each share of the Corporation's outstanding 15% Senior Preferred Stock Due 2011 (the "15% Senior Preferred Stock") and 15% Series B Senior Preferred Stock Due 2011 (the "Series B Senior Preferred Stock" and, together with the 15% Senior Preferred Stock, the "Senior Preferred Stock") and each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors of the Corporation, the terms of which later established class of capital stock or series of Preferred Stock expressly provide that such class or series shall rank senior to the Junior Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively referred to herein as the "Senior Securities"); (ii) senior to the Corporation's Common Stock, par value $0.01 per share (the "Common Stock"), and to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors of the Corporation, the terms of which do not expressly provide that such class or series shall rank senior to, or on parity with, the Junior Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively referred to herein, together with all classes of the Common Stock of the Corporation, as the "Junior Securities"); and (iii) on a parity with each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Junior Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution (collectively referred to herein as the "Parity Securities"). The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.


         (3) Dividends. (a) The holders of shares of the Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, dividends, payable quarterly, on the shares of the Junior Preferred Stock, cumulative from the first date of issuance of any such shares (the "Initial Issuance Date"), at a rate (the "Dividend Rate") per annum of 18% (computed on the basis of a 360-day year) of the Liquidation Value per share on the date of such declaration less the amount of dividends paid during the Dividend Period (as defined below) pursuant to the following clause (b) (but not less than zero). Such dividends shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year (unless such day is not a business day, in which event on the next succeeding business day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Such dividends shall be cumulative from the date of issue, whether or not declared and whether or not there shall be funds of the Corporation legally available for the payment of such dividends in any Dividend Period or Periods. Dividends on shares of the Junior Preferred Stock shall be payable in preference to and in priority over dividends on any Junior Securities.


         (b) The holders of shares of the Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, dividends or distributions on each payment date equal to dividends or distributions on the Common Stock, in an amount per whole share of the Junior Preferred Stock equal to one (which number is subject to adjustment to reflect stock dividends, subdivisions, combinations or reclassifications of the outstanding Common Stock) times the per share amount of all dividends or distributions, other than dividends or distributions solely in shares of the Common Stock, then to be paid on each share of the Common Stock.

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         (c) Other than any dividends or distributions payable pursuant to
Section (3)(b) above, dividends on shares of the Junior Preferred Stock shall be payable in the form of additional shares of the Junior Preferred Stock (and shall be calculated by valuing such additional shares at $40.00 per share, which amount is subject to adjustment to reflect stock splits, subdivisions, combinations, reclassifications or the like of the Junior Preferred Stock), except that the Corporation may, in its sole discretion, for any period for which dividends are payable, pay accrued and unpaid dividends for such period in the form of cash. If any dividends on the shares of Common Stock are paid in cash, then dividends on the shares of Junior Preferred Stock shall also be paid in cash in accordance with the preceding paragraph (b). Dividends on shares of the Junior Preferred Stock shall be fully cumulative and shall accrue from the Initial Issuance Date (or the last Dividend Payment Date for which dividends were paid, as the case may be) based on a 360-day year comprised of twelve 30-day months.


         (d) All dividends paid with respect to shares of the Junior Preferred Stock pursuant to this Section (3) shall be paid pro rata to the holders entitled thereto.


         (e) The holders of shares of the Junior Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends on the Junior Preferred Stock as provided in Sections (3)(a) and (b) above. Except as provided in this Section (3), no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Junior Preferred Stock that may be in arrears.


         (f) So long as any shares of the Junior Preferred Stock are outstanding, no dividends, except as described in this Section (3)(f), shall be declared or paid or set apart for payment or other distribution declared or made upon Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly, unless, in each case (to the extent such dividends on the Junior Preferred Stock are payable in cash), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Junior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on, or the acquisition of, as applicable, such class or series of Parity Securities. In the event that the Corporation redeems or makes an offer to repurchase or otherwise acquire for any consideration any Parity Securities, the Corporation shall also make a pro rata offer to repurchase or otherwise acquire shares of the Junior Preferred Stock on substantially the same terms and conditions as such Parity Securities offer, as adjusted for the appropriate liquidation preference and conversion ratio, as applicable and as determined in good faith by the Board of Directors of the Corporation. When (to the extent such dividends are payable in cash) cash dividends on the Junior Preferred Stock are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Junior Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall (in each case, to the extent payable in cash) be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Junior Preferred Stock and accumulated and unpaid on such Parity Securities.

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         (g) So long as any shares of the Junior Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of the Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends or distributions on all outstanding shares of the Junior Preferred Stock and any other Parity Securities shall (to the extent payable in cash) have been paid or set apart for payment for all past Dividend Periods with respect to the Junior Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) (to the extent payable in cash) sufficient funds shall have been paid or set apart for the payment of the cash dividend for the current Dividend Period with respect to the Junior Preferred Stock and the current dividend period with respect to such Parity Securities. In the event that the Corporation makes an offer to repurchase or otherwise acquire for any consideration any Junior Securities, the Corporation shall also make a pro rata offer to repurchase or otherwise acquire shares of the Junior Preferred Stock on substantially the same terms and conditions as such Junior Securities offer, as adjusted for the appropriate liquidation preference and conversation ratio, as applicable and as determined in good faith by the Board of Directors of the Corporation.


         (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Junior Securities or any distribution (other than a ratable distribution) is made to the holders of Parity Securities, the holders of shares of the Junior Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, an amount equal to the Liquidation Value of such share plus any accrued and unpaid dividends and distributions to the date of distribution. "Liquidation Value" on any date means, with respect to any share of the Junior Preferred Stock, the greater of
(1) $40.00 per share (which amount is subject to adjustment to reflect stock splits, subdivisions, combinations, reclassifications or the like of the Junior Preferred Stock) and (2) an amount per share equal to one (which number is subject to adjustment to reflect stock dividends, subdivisions, combinations or reclassifications of the outstanding Common Stock) times the amount per share to be distributed to holders of the Common Stock. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Junior Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Junior Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Junior Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full.

                                       4


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         (b) Subject to the rights of the holders of Senior Securities and of the holders of any Parity Securities, after payment in full of the Liquidation Value and all accrued and unpaid dividends to holders of the Junior Preferred Stock, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation.


         (c) For the purposes of this Section (4), (i) a consolidation or merger of the Corporation with one or more corporations or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.


         (5) Redemption. The shares of the Junior Preferred Stock shall not be redeemable. In the event that the Corporation offers to repurchase or otherwise acquire for any consideration any shares of Junior Preferred Stock, the Corporation shall also make an offer to repurchase or otherwise acquire a pro rata portion of shares of the Junior Preferred Stock to all holders thereof for the same price and on the same terms and conditions.


         (6) Voting Rights. (a) The holders of record of shares of the Junior Preferred Stock shall be entitled to vote with the holders of the Common Stock upon any matter submitted to a vote of the holders of the Common Stock, and shall have one vote (subject to adjustment to reflect stock dividends, subdivisions, combinations or reclassifications of the outstanding Common Stock) for each whole share of the Junior Preferred Stock held. The holders of Junior Stock shall not be entitled to vote as a separate class except as required by law.


         (b) If and whenever four consecutive or six quarterly dividends or distributions (in each case, to the extent such dividends were to be paid in cash at the election of the Corporation) payable on the Junior Preferred Stock have not been paid in full, the number of directors then constituting the Board of Directors of the Corporation shall be increased by one and the holders of a majority of the outstanding shares of the Junior Preferred Stock, together with the holders of shares of every other series of Preferred Stock upon which like rights have been conferred and are exercisable (any such series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect one additional director to serve on the Board of Directors of the Corporation at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of holders of the Junior Preferred Stock and the Preferred Shares called as hereinafter provided.

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         (c) Whenever all arrears in dividends or distributions on the Junior
Preferred Stock and the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the term of office of the person elected as director by holders of the Junior Preferred Stock and the Preferred Shares shall forthwith terminate and the number of the Board of Directors of the Corporation shall be reduced accordingly. At any time after voting power shall have been vested in holders of shares of the Junior Preferred Stock and the Preferred Shares pursuant to Section (6)(b), the secretary of the Corporation may, and upon the written request of any holder of the Junior Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of holders of the Junior Preferred Stock and of the Preferred Shares for the election of the director to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of the Junior Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The director elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur with respect to the director elected by holders of the Junior Preferred Stock and the Preferred Shares, a successor shall be elected in accordance with the procedures of Section (6)(b) to serve until the next annual meeting of the stockholders or special meeting held in place thereof, if such office shall not have previously terminated as provided above.


         (d) Without the written consent of 80% of the outstanding shares of the Junior Preferred Stock or the vote of holders of 80% of the outstanding shares of the Junior Preferred Stock at a meeting of holders of the Junior Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Junior Preferred Stock, provided that any such amendment that decreases the dividend payable on or the Liquidation Value of the Junior Preferred Stock shall require the written consent of the holder of each share of the Junior Preferred Stock; or (ii) create, authorize or issue any class of stock ranking prior to, or on a parity with, the Junior Preferred Stock with respect to dividends or upon liquidation, dissolution, winding up or otherwise, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any such prior or parity shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares. Without the written consent of more than 50% of the outstanding shares of the Junior Preferred Stock or the vote of holders of more than 50% of the outstanding shares of the Junior Preferred Stock at a meeting of holders of the Junior Preferred Stock called for such purpose, the Corporation will not merge or consolidate, or sell, exchange or convey all or substantially all of the assets, property or business of the Corporation unless, in the case of a merger or consolidation, if the Corporation is not the surviving corporation, the seniority rights, powers and preferences of the Junior Preferred Stock continue unimpaired and on identical terms after such transaction.


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         (7) Conversion. (a) Mandatory Conversion. (i) In addition to any deemed conversion pursuant to subsection (c) below, the Corporation shall be entitled to cause the conversion of all, but not less than all, of the outstanding shares of the Junior Preferred Stock into the greater of (x) an equal number of shares of the Common Stock plus the amount of accrued and unpaid dividends and distributions on the converted Junior Preferred Stock, if any, and (y) the number of shares of the Common Stock equal to the product of (A) a number of shares of the Common Stock equal to the number of outstanding shares of the Junior Preferred Stock and (B) a fraction, the numerator of which is $40.00, the denominator of which is the initial public offering price per share for the Common Stock of the Corporation, plus the amount of accrued and unpaid dividends and distributions on the Junior Preferred Stock, if any, which conversion ratio is subject to adjustment to reflect stock dividends, subdivisions, combinations or reclassifications of the outstanding Common Stock, upon the consummation of an initial public offering by the Corporation of the Common Stock.


         (ii) To exercise a mandatory conversion, the Corporation shall give notice of the mandatory conversion by mail or by publication (with subsequent prompt notice by mail) to the holders of the Junior Preferred Stock. The conversion date will be a date selected by the Corporation, which date shall not be less than 30 nor more than 60 days after the date on which the Corporation gives such notice.


         (iii) In addition to any information required by applicable law or regulation, notice of mandatory conversion shall state, as appropriate, (A) the Junior Preferred Stock conversion date, (B) the number of shares of the Common Stock to be issued upon conversion of each share of the Junior Preferred Stock,
(C) the number of shares of the Junior Preferred Stock to be converted, (D) the place(s) where the certificates representing shares of the Junior Preferred Stock are to be surrendered for delivery of certificates representing shares of the Common Stock and (E) that dividends on the shares to be converted will cease to accumulate on such mandatory conversion date.


         (iv) The final dividend payment with respect to a share of the Junior Preferred Stock called for mandatory conversion on a date during the period from the close of business on any Record Date for the payment of dividends to the close of business on the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share on such Record Date if such share has been converted after such Record Date and prior to such Dividend Payment Date. As used herein, the term "Record Date" means not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation.

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         (v) On and after the mandatory conversion date, dividends will cease to accrue on shares of the Junior Preferred Stock and all rights of holders of such shares will terminate except for the right to receive the shares of the Common Stock issuable upon conversion thereof.


         (vi) The Corporation may not authorize or make any mandatory conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the Junior Preferred Stock for all Dividend Periods ended prior to the date of such conversion notice shall have been paid or distributed.


         (b) Optional Conversion. (i) Each share of the Junior Preferred Stock shall be convertible at any time at the option of the holder thereof into an equal number of fully paid and nonassessable shares of the Common Stock (plus the amount of accrued and unpaid dividends and distributions on the converted Junior Preferred Stock, if any, as calculated in and pursuant to Section
(7)(b)(iii) below), which conversion ratio is subject to adjustment to reflect stock dividends, subdivisions, combinations or reclassifications of the outstanding Common Stock.


         (ii) Conversion of shares of the Junior Preferred Stock may be effected by any holder upon the surrender to the Corporation at the principal office of the Corporation or at the office of the transfer agent for the Junior Preferred Stock, as may be designated by the Board of Directors of the Corporation, of the certificate or certificates for such shares of the Junior Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section (7)(b) and specifying the name or names in which such holder wishes the certificate or certificates for shares of the Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of the Common Stock in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of the Common Stock upon conversion of shares of the Junior Preferred Stock pursuant hereto. As promptly as practicable after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all required transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable full shares of the Common Stock to which the holder (or the holder's transferee) of shares of the Junior Preferred Stock being converted shall be entitled and, if less than the full number of shares of the Junior Preferred Stock evidenced by the surrendered certificate or certificates being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of the certificate or certificates representing the shares of the Junior Preferred Stock to be converted (unless a subsequent effective time of conversion is specified in the written notice of conversion, in which case conversion shall be deemed to have been made at such later specified time, or unless a future condition precedent is specified in the written notice of conversion, in which case conversion shall be deemed to have been made upon the occurrence of such future condition) so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of the Common Stock and accrued and unpaid dividends with respect to the shares of the Junior Preferred Stock being converted, in each case in accordance herewith, and the person entitled to receive the shares of the Common Stock shall be treated for all purposes as having become the record holder of such shares of the Common Stock at such time.

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         (iii) If a holder of shares of the Junior Preferred Stock exercises conversion rights under subsection (b)(i) above, upon delivery of the shares for conversion, such shares shall cease to accrue dividends pursuant to Section (3) as of the end of the day immediately preceding the date of such delivery, but such shares shall continue to be entitled to receive all accrued dividends which such holder is entitled to receive through the last preceding Dividend Payment Date. Any such accrued and unpaid dividends shall be payable by the Corporation as and when such dividends are paid to any remaining holders, or, if none, on the date which would have been the next succeeding Dividend Payment Date had there been remaining holders or such later time at which the Corporation believes it has adequate available capital under applicable law to make such a payment.


         (iv) The Corporation shall at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Junior Preferred Stock such number of its authorized but unissued shares of the Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of the Junior Preferred Stock. Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Junior Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation. All shares of the Common Stock delivered upon conversion of the Junior Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.


         (c) Mergers; Consolidations; Asset Sales. In case any transaction or event (including, without limitation, any merger, consolidation, tender or exchange offer, reclassification or compulsory share exchange) shall occur in which all or substantially all outstanding shares of the Common Stock are converted into or exchanged for stock, other securities, cash or assets (each, a "Fundamental Change"), all of the outstanding shares of the Junior Preferred Stock plus accrued and unpaid dividends and distributions shall automatically be converted into the greater of (x) an equal number of shares of the Common Stock plus the amount of accrued and unpaid dividends and distributions on the converted Junior Preferred Stock, if any, and (y) the number of shares of the Common Stock equal to the product of (A) a number of shares of the Common Stock equal to the number of outstanding shares of the Junior Preferred Stock and (B) a fraction, the numerator of which is $40.00, the denominator of which is the fair market value of the Common Stock of the Corporation (as determined in good faith by the Board of Directors of the Corporation immediately prior to the effective date of such Fundamental Change), plus the amount of accrued and unpaid dividends and distributions on the Junior Preferred Stock, if any, upon the consummation of such Fundamental Change (which conversion ratio is subject to adjustment to reflect stock dividends, subdivisions, combinations or reclassifications of the outstanding Common Stock) and the holder of each share of the Junior Preferred Stock outstanding immediately prior to the occurrence of such Fundamental Change (if any remain outstanding after such Fundamental Change) shall receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior to such Fundamental Change. The Corporation shall comply with the notice and other requirements set forth in Sections 7 (a) (ii) and (iii) in connection with any such Fundamental Change.

                                       9

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         (8) Reports. So long as any of the Junior Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing the same information as would be required in such reports.


         (9) General Provisions. (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.


         (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.


         (c) The headings of the sections, subsections, paragraphs, subparagraphs, clauses and subclauses used herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.


         (d) Each holder of the Junior Preferred Stock, by acceptance thereof, acknowledges and agrees that any payments of cash dividends on, and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements, including the indenture dated November 17, 1999 by and between the Corporation and The Bankers Trust Company with respect to the Corporation's 12 3/4% Senior Subordinated Notes due 2009.

                                       10

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         IN WITNESS WHEREOF, WRC Media Inc. has caused this Certificate of
Designations to be signed and attested by the undersigned this day of May, 2001.





                                   WRC MEDIA INC.


                                   by
                                       -----------------------------------------
                                       Name:  Charles L. Laurey
                                       Title: Secretary




ATTEST:



-----------------------------------
Name:
Title:



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